Exhibit 10.2

Execution Version

SELLER NOTE AND SECURITY AGREEMENT

$250,000,000.00	August 20, 2025

THIS SELLER NOTE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 20, 2025, is by and among Covey Holdings, LLC, a Delaware limited liability company, as borrower (“Borrower”), Quail Tools, LLC, an Oklahoma limited liability company (“Quail Tools”), Superior Energy Services, Inc., a Delaware corporation (“Holdings” and, together with Quail Tools, collectively the “Guarantors” and each a “Guarantor”), and PD ITS, LLC, a Delaware limited liability company (“Lender”).

R E C I T A L S:

This Agreement is issued pursuant to that certain Membership Interest Purchase Agreement, dated as of August 20, 2025, among PD Dutch, LLC, a Delaware limited liability company, PD ITS, LLC, a Delaware limited liability company, Quail Tools, Borrower, as the buyer, and certain other parties thereto (as amended, the “Purchase Agreement”).

Borrower has requested that Lender issue the Loan (as defined herein) to offset $250,000,000 of the purchase price of the acquisition of the issued and outstanding membership interests of Quail Tools pursuant to the Purchase Agreement (the “Quail Acquisition”).

Lender is willing to make such Loan available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

1.1           Definitions. As used in this Agreement and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the terms set forth herein and therein will have the meanings given such terms in Exhibit A.

1.2           Accounting Matters. Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP.

1.3           Other Definitional and Interpretive Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; all references to money refer to Dollars; and all references to time of day refer to time in Houston, Texas.

Article 2

LOAN

2.1           Loan.

(a)           Repayment of Loan. Subject to the terms and conditions of this Agreement, Borrower hereby promises to pay to Lender the aggregate principal amount of $250,000,000 (the “Loan”), together with any accrued and unpaid interest thereon, calculated from the date hereof until Paid in Full, on the terms and subject to the conditions of this Agreement. For the avoidance of doubt, notwithstanding the use of the term “Loan” in the Loan Documents, no funds shall be advanced by the Lender under the Loan Documents and the “Loan” shall be an offset against a $250,000,000 portion of the purchase price of the Quail Acquisition. Without limiting the requirements of Section 3.2(b) with respect to prepayments, Borrower shall repay the unpaid principal amount of the Loan on the Maturity Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement. No principal amount of the Loan that is repaid may be reborrowed.

(b)           Interest. The unpaid principal amount of the Loan shall bear interest at a rate per annum equal to the lesser of (a) the Applicable Rate or such higher rate as is specified in Section 2.2 or (b) the Maximum Rate. Accrued and unpaid interest on the unpaid principal balance of the Loan shall be payable monthly in arrears, commencing on September 15, 2025 and continuing on each Payment Date thereafter and on the Maturity Date; provided that interest accrued pursuant to Section 2.2 shall be payable on demand.

2.2           Default Interest Rate. Any outstanding principal of the Loan and (to the fullest extent permitted by Law) any other amount payable by any Obligated Party under this Agreement or any other Loan Document that is not Paid in Full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is Paid in Full. Additionally, at any time that an Event of Default exists, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by Law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand and all such interest shall continue to accrue on the Obligations after the filing by or against any Obligated Party of any petition seeking any relief in bankruptcy or under any Debtor Relief Law (and regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding).

2.3           Computation of Interest. Interest on the Loan and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the day funds are advanced but excluding the day funds are repaid, unless repayment is received after the cutoff for same-day crediting pursuant to Section 3.1) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

2.4           Use of Proceeds. The proceeds of the Loan will be used by Borrower exclusively to offset against $250,000,000 of the purchase price of the Quail Acquisition on the Closing Date.

Article 3

PAYMENTS

3.1           Method of Payment.

(a)           All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office (or at such other place as Lender may have established by delivery of written notice thereof to Borrower from time to time) in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in this Agreement and as set forth in Section 3.2. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Any payment in less than the full required amount, and any acceptance by Lender thereof, shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be an Event of Default.

3.2           Prepayments.

(a)           Voluntary Prepayments. Borrower may prepay all or any portion of the Loan at any time and from time to time upon at least one (1) Business Day prior written notice to Lender, without fee, premium or penalty. Prepayments shall be in a minimum amount of $1,000,000 or the full remaining outstanding principal amount. All prepayments shall be accompanied by accrued but unpaid interest on the amount of principal being prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid. Prepayments of principal of the Loan shall be applied first to accrued and unpaid interest and second to principal of the Loan. Borrower shall prepay the Loan and the other Obligations as and when required under this Agreement.

(b)           Mandatory Prepayments.

(i)              Promptly, and in any event within fifteen (15) days after receipt by Borrower or Quail Tools of any Net Cash Proceeds pursuant to clause (a) of the definition of “Net Cash Proceeds” (each, an “Event of Loss”), Borrower shall prepay the Loan in an amount equal to 100% of such Net Cash Proceeds (whether in the form of insurance proceeds, condemnation awards or otherwise); provided that, so long as (v) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (w) Borrower shall have given Lender prior written notice of Borrower’s or Quail Tools’ intention to apply such Net Cash Proceeds to the costs of replacement of the properties or assets that are the subject of such Event of Loss or the cost of purchase or construction of other assets useful in the business of Borrower or Quail Tools, (x) the Net Cash Proceeds are held in a deposit account in which Lender has a perfected, first-priority security interest, and (y) Borrower or Quail Tools completes such replacement, purchase or construction within ninety (90) days after the initial receipt of such Net Cash Proceeds, Borrower shall have the option to apply such Net Cash Proceeds to the costs of replacement of the assets that are the subject of such Event of Loss or the costs of purchase or construction of other assets useful in the business of Borrower. However, if the applicable time period set forth in the foregoing clause (y) expires without such replacement, purchase or construction being made or completed, then any such Net Cash Proceeds not used for a purpose in clause (w) above shall be paid to Lender and applied in prepayment of the Loan in accordance with Section 3.2(b)(iv).

(ii)             Promptly, and in any event within fifteen (15) days after receipt by Borrower of the Net Cash Proceeds (or, if earlier, upon its determination not to apply such Net Cash Proceeds to the acquisition of assets used or useable in the business of Borrower and Quail Tools) pursuant to clause (b) of the definition of “Net Cash Proceeds” (each, an “Asset Sale”), Borrower will prepay the outstanding principal amount of the Loan in an amount equal to 100% of the Net Cash Proceeds from such transaction; provided that, so long as (v) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (w) Borrower shall have given Lender prior written notice of Borrower’s or Quail Tools’ intention to apply such Net Cash Proceeds to the costs of replacement of the properties or assets that are the subject of such Asset Sale, or the cost of purchase or construction of other assets useful in the business of Borrower or Quail Tools, (x) the Net Cash Proceeds are held in a deposit account in which Lender has a perfected, first-priority security interest, and (y) Borrower or Quail Tools completes such replacement, purchase or construction within ninety (90) days after the initial receipt of such Net Cash Proceeds, Borrower shall have the option to apply such Net Cash Proceeds to the costs of replacement of the assets that are the subject of such Asset Sale or the costs of purchase or construction of other assets useful in the business of Borrower or Quail Tools. However, if the applicable time period set forth in the foregoing clause (y) expires without such replacement, purchase or construction being made or completed, any such Net Cash Proceeds not used for a purpose in clause (w) above shall be paid to Lender and applied in prepayment of the Loan.

(iii)            Promptly, and in any event within five (5) days after the date of the receipt of any Net Cash Proceeds pursuant to clause (c) of the definition of “Net Cash Proceeds”, from the incurrence by Holdings or any of its Subsidiaries of any Debt for borrowed money after the date hereof (other than (A) Debt permitted under Section 8.1, (B) purchase money Debt not to exceed $20,000,000 in the aggregate for all such Persons over the term of this Agreement, (C) Debt incurred to finance an acquisition not to exceed $50,000,000 in the aggregate for all such Persons over the term of this Agreement, and (D) advances made under the Existing Revolver), Borrower shall prepay the outstanding principal amount of the Loan in an amount equal to 100% of the Net Cash Proceeds from such transaction.

(iv)            Each prepayment of Loan under clauses (i), (ii) and (iii) of this Section 3.2(b) shall be applied to the remaining scheduled amortization payments of the Loan in inverse order of maturity. The provisions of this Section 3.2(b) shall not be deemed to be implied consent to any such events that are prohibited by the terms of this Agreement.

(c)            Application of Payments. Subject to Section 9.3 and Section 10.5, all payments under this Agreement not constituting either (i) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified in the applicable Loan Documents) or (ii) a prepayment pursuant to Sections 3.2(a) or 3.2(b) above (which shall be applied in accordance with such Sections), shall be applied in the following order of priority: (i) the payment or reimbursement of any indemnities, expenses, costs or obligations (other than outstanding principal and interest) for which any Obligated Party shall be obligated or Lender shall be entitled pursuant to the provisions of the Loan Documents; (ii) the payment of accrued but unpaid interest on the Loan; and (iii) the payment of the principal balance of the Loan then outstanding.

3.3           Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Agreement or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof and thereof, and such payment shall be immediately due and payable upon demand.

Article 4

SECURITY

4.1           Security Interests. To secure the prompt and complete payment and performance of all of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable Laws), each of Borrower and Quail Tools (collectively, “Grantors” and each, individually, a “Grantor”) hereby grants Lender a continuing first priority security interest in, a Lien upon, and a right of set off against, and hereby assigns to Lender as security, all of such Grantor’s right, title, and interest in the Collateral, whether now owned by such Grantor or hereafter acquired. If the security interest granted hereby in any rights of such Grantor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein shall nonetheless remain effective to the extent allowed by Article 9 of the UCC or other applicable Law but is otherwise limited by that prohibition. Notwithstanding any contrary provision, each Grantor agrees that, if, but for the application of this paragraph, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a “fraudulent conveyance”), then the security interest remains enforceable to the maximum extent possible without causing such security interest to be a fraudulent conveyance, and this Agreement is automatically amended to carry out the intent of this sentence.

4.2           Grantors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) Grantors shall remain liable under the contracts and agreements to which such Person is a party and which are included in the Collateral and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) Lender’s exercise of any of its Rights shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral (including the Assigned Contracts), and (c) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.3           Further Cooperation and Authorization to File Financing Statements. TO SECURE THE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE OBLIGATIONS, EACH GRANTOR (AT THE SOLE COST AND EXPENSE OF SUCH GRANTOR) SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE DOCUMENTS AND INSTRUMENTS REQUIRED TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL BUT LIMITED TO (a) THE PREPARATION (AND EXECUTION, IF NECESSARY) AND FILING OF SUCH FINANCING STATEMENTS AS LENDER MAY REQUIRE AND (b) THE DELIVERY OF ALL CERTIFICATES REPRESENTING PLEDGED EQUITY INTERESTS TO LENDER. IN THE EVENT ANY OF THE DOCUMENTS OR INSTRUMENTS EVIDENCING OR SECURING THE OBLIGATIONS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE OBLIGATIONS, EACH GRANTOR SHALL UPON WRITTEN REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM NECESSARY TO REMEDY SAID ERRORS OR MISTAKES. EACH GRANTOR SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL REASONABLY DEEM NECESSARY TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS.

EACH GRANTOR HEREBY IRREVOCABLY AUTHORIZES LENDER AT ANY TIME AND FROM TIME TO TIME TO PREPARE AND FILE ONE OR MORE FINANCING STATEMENTS (AND ANY CONTINUATION STATEMENTS AND AMENDMENTS THERETO) WHETHER OR NOT SUCH GRANTORS SIGNATURE APPEARS THEREON that (i) indicate the Collateral (a) as “all assets of Borrower” or “all assets of Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

4.4           Setoff. If the amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower or any other Obligated Party, any and all sums at any time credited by or owing from Lender to Borrower or any other Obligated Party. As further security for the Obligations, Quail Tools hereby grants to Lender a security interest in all money, instruments, and other Property of such Obligated Party now or hereafter held by Lender, including Property held in safekeeping. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including other rights of setoff) which Lender may have in Law or in equity, under the Loan Documents, or otherwise.

4.5           Commercial Tort Claims. If Quail Tools at any time holds or acquires a commercial tort claim, such Obligated Party shall notify Lender in writing within five (5) Business Days of knowledge of such occurrence with the details thereof and grant to Lender a security interest therein or Lien thereon and in the Proceeds thereof, in form and substance satisfactory to Lender.

4.6           Satisfaction of Indebtedness and Obligations. Until the Obligations have been Paid in Full, Lender shall be entitled to retain the security interests in the Collateral granted under this Agreement and the other Loan Documents and the ability to exercise all Rights available to Lender under this Agreement, the other Loan Documents and applicable Law.

Article 5

CONDITIONS PRECEDENT

5.1           Conditions Precedent to Closing. The obligation of Lender to effectuate the Loan under this Agreement is subject to the condition precedent that Lender shall have received (or waived) on or before the day of the deemed advance of the Loan all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

(a)           Resolutions. Resolutions of the board of directors (or other governing body) of Borrower and each other Obligated Party, other than Quail Tools, certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

(b)           Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party, other than Quail Tools, certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which such Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(c)           Constituent Documents. The Constituent Documents for Borrower and each other Obligated Party, other than Quail Tools, certified within thirty (30) days prior to the date of the Loan by the appropriate government officials of the state of incorporation or organization of such Obligated Party;

(d)           Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Obligated Party, other than Quail Tools, as to the existence and good standing of such Obligated Party, each dated within thirty (30) days prior to the date of the Loan;

(e)           Security Documents. The Security Documents executed by each Grantor;

(f)            Financing Statements; Recordings. Each document (including UCC financing statements reflecting Borrower and Quail Tools, as debtors, and Lender, as secured party), required by this Agreement and/or the Security Documents or under Law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.2), shall be in proper form for filing, registration or recordation;

(g)           Guaranty. The Guaranty executed by each Guarantor;

(h)           [Reserved];

(i)            [Reserved];

(j)            No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to the Loan;

(k)           [Reserved];

(l)            [Reserved];

(m)          Quail Acquisition. The Quail Acquisition shall be, or substantially concurrently with the Closing Date shall be, consummated in all material respects in accordance with the Purchase Agreement;

(n)           Solvency. Lender shall have received a certificate of the chief financial officer, chief accounting officer or other Responsible Officer with substantially equivalent duties of the Borrower in the form attached hereto as Annex A; and

(o)           Refinancing. Delivery by the Obligated Parties of a preliminary and non-binding plan for the Refinancing.

The Loan hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section have been satisfied on and as of the date of the Loan.

Article 6

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to effectuate the Loan hereunder, each Obligated Party represents and warrants to Lender that:

6.1           Entity Existence. Each Obligated Party (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite organizational power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary except for failures to be so qualified which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of Borrower and the other Obligated Parties has the organizational power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

6.2           Action; No Breach. The execution, delivery, and performance by each Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite organizational action on the part of such Person and, with respect to Holdings and Borrower, do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable Law of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person (other than Permitted Liens).

6.3           Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other Laws of general application relating to the enforcement of creditors’ rights.

6.4           Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or Holdings of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof, other than those already obtained.

6.5           [Reserved].

6.6           Compliance with Laws. Neither Holdings nor Borrower is in violation of any Law that would reasonably be expected to have a Material Adverse Effect.

6.7           Solvency. The Borrower is Solvent and has not entered into any transaction with the intent to hinder, delay or defraud a creditor.

6.8           Representations and Warranties Relating to the Collateral.

(a)            Title and Authorization. Borrower has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, security interest or other charge or encumbrance other than Permitted Liens.

(b)           Investment Property. Schedule 6.8 sets forth all Investment Property owned by the Borrower, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Schedule 6.8. To the extent any Pledged Equity Interest is certificated, the applicable Grantor has delivered to Lender all membership interest or stock certificates, or other instruments or documents representing or evidencing the Investment Property, together with corresponding assignment or transfer powers duly executed in blank by the applicable Obligated Party, and such powers have been duly and validly executed and are binding and enforceable against the applicable Obligated Party in accordance with their terms.

(c)            The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Lender in the future by any Obligated Party. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

6.9           Quail Acquisition. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all representations, warranties, covenants and other obligations of Quail Tools under this Agreement and any other Loan Document shall become effective upon the consummation of the Quail Acquisition.

Article 7

AFFIRMATIVE COVENANTS

Each Obligated Party covenants and agrees that until the Obligations have been Paid in Full:

7.1           Reporting Requirements. Borrower will furnish to Lender:

(a)           Financial Statements. As soon as available, and in any event within ten (10) days of the last day of each month, profits and loss statements and balance sheets for Borrower and Quail Tools;

(b)           Refinancing. Certificates from Responsible Officers of the Obligated Parties regarding the status of the refinancing of the Loan (the “Refinancing”) and other information reasonably requested by Lender related to the Refinancing;

(c)           Calls. From and after the Closing Date, hold telephonic or video conference calls once per month, at a time during business hours to be mutually agreed upon by Borrower and Lender related to the Refinancing;

(d)           Notice of Default. As soon as possible and in any event within five (5) days after a Responsible Officer obtains knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

(e)           Notice of Certain Changes. Promptly, copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of any Obligated Party; and

(f)            General Information. Promptly such other information concerning Borrower or any other Obligated Party as Lender may from time to time reasonably request including, but not limited to, information about the ownership and management of such entities.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or any Guarantor shall apply to all financial information delivered to Lender by Borrower, such Guarantor, or any Person purporting to be a Responsible Officer or other representative of Borrower or such Guarantor regardless of the method of transmission to Lender or whether or not signed by Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.

7.2            Maintenance of Existence; Conduct of Business. Each Obligated Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its organizational existence; provided, however, that nothing in this Section 7.2 shall prevent any Person from failing to maintain any Subsidiary if such Person determines in good faith that the preservation of such Subsidiary is no longer desirable in the conduct of its business. Each of Borrower and Quail Tools shall preserve and maintain all of its material leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Each of Borrower and Quail Tools shall conduct its business in all material respects in an orderly and efficient manner in accordance with good business practices.

7.3            Maintenance of Properties. Each of Borrower and Quail Tools shall maintain, keep, and preserve all of its material Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

7.4            Taxes and Claims. Each Obligated Party shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Obligated Party nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii) if such non-payment or non-discharge would not reasonably be expected to result in a Material Adverse Effect.

7.5            Insurance. Each of Borrower and Quail Tools shall maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which such Obligated Party operates. Each insurance policy covering Collateral shall name Lender as loss payee and each insurance policy covering liabilities shall name Lender as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to Lender.

7.6           Keeping Books and Records. Each of Borrower and Quail Tools shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

7.7           Compliance with Laws. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws (including any Environmental Laws), except as would not reasonably be expected to result in a Material Adverse Effect.

7.8           Compliance with Agreements. Each of Borrower and Quail Tools shall comply with all material agreements, contracts, and instruments binding on it or affecting its Properties or business, except as would not reasonably be expected to result in a Material Adverse Effect.

7.9           Further Assurances. Each Obligated Party shall, and shall cause each of its Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and, in the case of each Grantor, to create, preserve, and perfect the Liens of Lender in the Collateral.

7.10         [Reserved].

7.11         Covenants Relating to Collateral.

(a)            General:

(i)              Records and Reports. Each Grantor shall maintain complete and accurate books and records with respect to the Collateral and furnish to Lender such reports relating to the Collateral as Lender shall from time to time reasonably request. Each Grantor shall mark its books and records to reflect the security interest of Lender under this Agreement. The failure of property descriptions to be accurate or complete on any Schedule shall not impair Lender’s security interest in such property.

(ii)             Financing Statements; Defense of Title. The Grantors will deliver to Lender all financing statements and other Documents and take such other actions as may from time to time be reasonably requested by Lender in order to maintain a first priority perfected security interest in, and where applicable, possession or Control of, the Collateral, in each case, subject to Permitted Liens. The Grantors shall take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(iii)            Change in Location, Jurisdiction of Organization or Name. None of the Grantors shall (a) store or maintain any of their material Inventory, Equipment, or Fixtures at a location other than a location existing on or before the date hereof, (b) maintain a place of business at a location other than a location of such Grantor existing on or before the date hereof, (c) change their name, (d) change their mailing address or chief executive office, or (e) change their jurisdiction of organization, unless such Grantor shall have given Lender not less than thirty (30) days’ prior written notice thereof, and Lender shall have determined that such change shall not adversely affect the validity, perfection or priority of Lender’s security interest in the Collateral. Prior to making any of the foregoing changes, the Grantors shall execute and deliver all such additional Documents and perform all additional acts as Lender, in its sole discretion, may reasonably request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(b)           Accounts.

(i)              Collection of Accounts. Except as otherwise provided in this Agreement, Quail Tools shall collect and enforce, at Quail Tools’ sole cost and expense, all amounts due or hereafter due to such Grantor under any of its Accounts, other than any Account with a past due balance of ninety (90) days or longer as of the Closing Date. Quail Tools shall not make or agree to make any material discount, credit, rebate or other reduction in the original amount owing to it on an Account or accept in satisfaction of an Account less than the original amount thereof, except that, prior to the occurrence of an Event of Default, Quail Tools may reduce the amount of Accounts arising from the sale of its Inventory or the performance of services in accordance with its present policies and in the ordinary course of business.

(ii)             Verification of Accounts. During the existence of an Event of Default, Lender shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any of Quail Tools’ Accounts, by mail, telephone, electronic mail or otherwise. Quail Tools shall deliver to Lender immediately upon its request on or after the occurrence of an Event of Default duplicate invoices with respect to each of Quail Tools’ Accounts bearing such language of assignment as Lender shall reasonably specify.

(iii)            Notice to Account Debtor. Lender may, in its sole discretion, at any time during the continuance of an Event of Default, and with prior notice to Quail Tools (a) notify any or all account debtors that Quail Tools’ Accounts have been assigned to Lender and that Lender has a security interest therein, and/or (b) direct any or all account debtors to make all payments upon any Account directly to Lender.

(c)           Inventory and Equipment.

(i)             Maintenance of Goods. Quail Tools shall do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in all material respects in good repair and working and saleable condition.

(ii)             Records and Schedules. Borrower shall keep correct and accurate records of the Collateral on a basis customary in the industry and consistent with the historical past practice of the Grantors, itemizing and describing the kind, type, quality and quantity of the Inventory and Equipment that are included in the Collateral.

(d)           Possession of Instruments, Chattel Paper and Investment Property. Each Grantor shall deliver to Lender the originals (now and hereafter received by any Grantor) of all Chattel Paper, certificated Investment Property and Instruments of such Grantor, endorsed or assigned, if required by Lender, in favor of Lender, and, if required by Lender, shall mark such with a legend indicating that it is subject to the security interest granted hereunder.

(e)            Investment Property.

(i)              Without the prior written consent of Lender, no Grantor shall vote to enable nor take any other action to: (a) amend or terminate any Constituent Document in any way that materially changes the rights of such Grantor with respect to any Investment Property or adversely affects the validity, perfection or priority of Lender’s security interest; (b) permit any issuer of any Pledged Equity Interest to issue any additional Equity Interests, dispose of all or a material portion of its assets or divide, merge or consolidate with any other Person; (c) waive any default under or breach of any terms of Constituent Document relating to the issuer of any Pledged Equity Interest; or (d) cause any issuer (other than a corporation) of any Pledged Equity Interests which are not securities for purposes of the UCC on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Equity Interests takes any such action in violation of the foregoing in this clause (e), each Grantor shall promptly, upon knowledge thereof, notify Lender in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Lender’s Control thereof.

(ii)             Each Grantor shall comply with all of its obligations under any Constituent Document relating to Pledged Equity Interests and shall enforce all of its rights with respect to any Investment Property.

(iii)            To the extent the consent of any Grantor, whether in its capacity as a partner, member, general partner, managing member, shareholder, issuer, or otherwise, is required for the transfer, conveyance, or encumbrance of all or any portion of the Pledged Equity Interests in any partnership or limited liability company, each Grantor hereby irrevocably (a) consents to the grant of the security interests herein, (b) consents to the transfer or conveyance of the Pledged Equity Interests pursuant to Lender’s exercise of its rights and remedies under this Agreement or any of the other Loan Documents, at law or in equity, (c) consents to the admission of Lender, its nominees, or any other transferee of any Pledged Equity Interest as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company upon the occurrence of an Event of Default and the exercise of Lender’s rights hereunder, and (d) agrees that all terms and conditions in the Constituent Documents applicable to the pledge of any Pledged Equity Interest, the enforcement thereof, the transfer of any Pledged Equity Interest or the admission of Lender, its nominees, or any other transferee of any Pledged Equity Interest as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company have been satisfied or waived.

(iv)            Prior to the occurrence of an Event of Default and notice from Lender that it is exercising its rights hereunder, each Grantor is entitled to exercise all voting rights pertaining to any Investment Property; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Lender which would (i) be inconsistent with or violate any provision of this Agreement or any other Loan Document, (ii) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, or (iii) result in a dilution of such Grantor’s ownership interest; and provided further that such Grantor shall give Lender at least five (5) Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which would reasonably be expected to have a Material Adverse Effect on the value of the Collateral or any part thereof.

(v)             Upon written request by Lender after the occurrence of an Event of Default, with regard to Investment Property which constitutes Collateral, (i) each Grantor shall provide to Lender all cash and stock dividends which are distributed by the issuer and (ii) if Lender elects to exercise such right, the right to vote with respect to any Investment Property shall be vested exclusively in Lender (or its nominee). To this end, each Grantor hereby irrevocably constitutes and appoints Lender the proxy and attorney in fact of such Grantor with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Investment Property standing in the name of such Grantor or with respect to which such Grantor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the termination of this Agreement.

(f)            Intellectual Property. Each Grantor shall prosecute diligently all applications in respect of Intellectual Property that constitutes Collateral, now or hereafter pending. Except to the extent not required in such Grantor’s reasonable business judgment, each Grantor shall take the following actions with respect to Intellectual Property that is Collateral (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered copyrights and trademarks, (ii) preserve and maintain all of its material rights in its Intellectual Property and protect it from infringement, unfair competition, cancellation, or dilution by all appropriate action and (iii) maintain the quality of any and all products and services with respect to which its Intellectual Property is used. Quail Tools shall not (i) abandon any of the material Intellectual Property reasonably necessary to the conduct of its business, (ii) sell or assign any of its interest in any of its material Intellectual Property other than in the ordinary course of business for full and fair consideration without the prior written consent of Lender, or (iii) grant any exclusive license or sublicense with respect to any of its material Intellectual Property.

7.12         Use and Operation of Collateral. Should any Collateral come into the possession of Lender after the occurrence of an Event of Default, Lender may use or operate such Collateral for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Lender in respect of such Collateral. Each Obligated Party covenants to promptly reimburse and pay to Lender, at Lender’s request, the amount of all out-of-pocket expenses (including the cost of any insurance and payment of taxes or other charges) incurred by Lender in connection with its custody and preservation of the Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Interest Rate until repaid and, together with such interest, shall be payable by Borrower to Lender upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, the Collateral is on Borrower, and Lender shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Lender, Lender shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Lender for what it may actually collect or receive thereon.

Article 8

NEGATIVE COVENANTS

Each of Borrower and Quail Tools covenants and agrees that until the Obligations have been Paid in Full, without the prior written consent of the Lender (which may be granted or withheld in the Lender’s sole and absolute discretion for any reason or for no reason):

8.1            Debt. Neither Borrower nor Quail Tools shall directly or indirectly, incur, create, assume, or permit to exist any Debt, except (a) the Obligations, (b) other Debt of Borrower or Quail Tools that (i) has been subordinated to the Obligations either (x) pursuant to a subordination agreement or (y) by its terms, in each case, in form and content satisfactory to Lender and (ii) the proceeds of which are used to prepay the Loan, (c) other Debt of Borrower or Quail Tools to the extent such Debt is exempt from the prepayment requirements set forth in clauses (B) and (C) of Section 3.2(b)(iii) hereof, (d) any Debt of Quail Tools existing on the Closing Date immediately prior to the Quail Acquisition and (e) other Debt of Borrower or Quail Tools described in (i) clause (g) of the definition of “Debt” so long as such Debt does not exceed $5,000,000 over the term of this Agreement, (ii) clause (l) of the definition of “Debt” and (iii) clause (m) of the definition of “Debt” (unless such hedges are speculative in nature) to the extent that, in each case with respect to this Section 8.1(e), such Debt is incurred in the ordinary course of business consistent with past practice.

8.2           Limitation on Liens. Neither Borrower nor Quail Tools shall create or assume any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, to the extent such Lien secures Debt (other than Permitted Liens).

8.3            Mergers, Etc. Neither Borrower nor Quail Tools shall directly or indirectly, divide, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate.

8.4           Restricted Payments. Neither Borrower nor Quail Tools shall directly or indirectly, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to make any Restricted Payment, except to or in favor of Borrower.

8.5           Loans and Investments. Neither Borrower nor Quail Tools shall directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, Guarantee any obligations of, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, or consummate any Acquisition.

8.6           Limitations on Reclassification of Equity. Quail Tools shall not split, combine, or reclassify any of its Equity Interests, or issue any other securities in respect of, in lieu of, or in substitution for shares of the capital stock or other equity or voting interests of Quail Tools.

8.7           Transactions With Affiliates. Neither Borrower nor Quail Tools shall directly or indirectly, enter into any transaction, including the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or Quail Tools, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or Quail Tool’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or Quail Tools than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or Quail Tools, (b) transactions solely among Obligated Parties, (c) Restricted Payments permitted under Section 8.4 and (d) rental or disposition of equipment within the ordinary course of business.

8.8           Disposition of Assets. Neither Borrower nor Quail Tools shall directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, including any deemed transfer as a result of a division of an Obligated Party, except (a) dispositions of inventory in the ordinary course of business, (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business (the net proceeds of which shall be used to prepay the Loan to the extent required by Section 3.2(b)), (c) dispositions from any Obligated Party or any of its Subsidiaries to any other Obligated Party, (d) dispositions of cash and cash equivalents in connection with any transaction not prohibited under this Agreement, (e) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction and (f) dispositions of assets outside of the ordinary course of business with a net book value not to exceed $5,000,000 over the term of this Agreement. Without limiting the foregoing, no Obligated Party shall, nor shall it permit any of its Subsidiaries to, transfer, offer, issue, deliver, grant, sell, pledge, dispose of, or otherwise encumber any shares of the equity or voting interests of Quail Tools or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the price of the Equity Interests or the value of Quail Tools or any part thereof.

8.9            Prepayment of Debt. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt for borrowed money that is owed to non-Affiliates. For the avoidance of doubt, prepayments may be made on the Obligations or pursuant to the Existing Revolver.

8.10         Nature of Business. Neither Borrower nor Quail Tools shall engage in any business other than the businesses in which they are engaged as of the date hereof.

8.11          No Negative Pledge. No Grantor shall enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document or (with respect to Quail Tools only) existing on the Closing Date, which directly or indirectly prohibits any Grantor from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, or restricts the ability of Quail Tools to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

8.12         Subsidiaries. Neither Borrower nor Quail Tools shall, directly or indirectly, form or acquire any Subsidiary.

8.13         Amendment of Constituent Documents and Other Debt. Neither Borrower nor Quail Tools shall (a) amend or violate the provisions of its Constituent Documents in a manner adverse to the interests of Lender or (b) amend any of the documentation governing its other Debt in a manner adverse to the interests of Lender, in each case, without the prior written consent of Lender.

Article 9

EVENTS OF DEFAULT

9.1            Events of Default. Each of the following shall be deemed an “Event of Default”:

(a)            Borrower shall fail to pay (i) all or any portion of the principal of the Loan when due or declared due; or (ii) any portion of the Obligations consisting of interest, charges due to the Lender or reimbursement of Lender expenses payable hereunder, or other amounts (other than the principal of the Loan) and such failure continues for a period of five (5) Business Days;

(b)           Borrower shall fail to provide to Lender timely any notice of Default as required by Section 7.1(d) or Borrower or any other Obligated Party or any of their Subsidiaries shall breach any provision of Sections 4.3, 7.2, 7.4, 7.5, 7.11(a)(iii)(C), 7.11(a)(iii)(D), 7.11(a)(iii)(E), 7.11(e) or Article 8 of this Agreement;

(c)            Any representation or warranty made or deemed made by or on behalf of any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d)           Borrower or any other Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 9.1(a) and (b)), and such failure continues for more than thirty (30) days after notice thereof is given by the Lender to Borrower;

(e)           Borrower or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f)            An involuntary proceeding shall be commenced against Borrower or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g)            (i) Borrower or any other Obligated Party shall fail to pay when due any principal of or interest on any Debt in an amount greater than, individually or in the aggregate, $10,000,000 (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof, or (ii) any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or to require the cash collateralization thereof, and such event is not cured within thirty (30) days of the occurrence of the same;

(h)            This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower any other Obligated Party or any of their respective equity holders, or Borrower or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;

(i)            Borrower or any other Obligated Party, or any of their Properties, revenues, or assets in excess of $10,000,000 in the aggregate, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within thirty (30) days from the date of entry thereof;

(j)            The occurrence of a Change of Control;

(k)            Borrower or any other Obligated Party shall fail to discharge or stay pending appeal within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $10,000,000 against any of its assets or Properties; or

(l)            A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts covered by insurance pursuant to which the insurer has not denied coverage) shall be rendered by a court or courts against Borrower or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

9.2           Remedies Upon Default. If any Event of Default shall occur and shall not have been waived, then Lender may declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.1(e) or (f), the Obligations shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and shall not have been waived, Lender may exercise all rights and remedies available to it in Law or in equity, under the Loan Documents, or otherwise, including those set forth in Article 10 of this Agreement.

9.3            Application of Funds. After, or in connection with, the exercise of remedies provided for in Section 9.1 (or after the Loan has automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Lender in such order as it elects in its sole discretion.

9.4           Performance by Lender. If any Obligated Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may (but shall have no obligation to) perform or attempt to perform such covenant or agreement on behalf of such Obligated Party. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower or any other Obligated Party under this Agreement or any other Loan Document.

Article 10

CERTAIN RIGHTS AND REMEDIES OF LENDER

10.1         Other Remedies. In addition to the remedies described in Section 9.2 above, if any Event of Default shall occur and shall not have been waived, then Lender may, from time to time, at its sole discretion, and without notice to any Obligated Party (except as expressly provided in any of the Loan Documents or required by the UCC), do any one or more of the following: (a) exercise any Right available to Lender under any Loan Document, applicable Law, or in equity, (b) exercise any Right available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Law when a debtor is in default under a security agreement, (c) require the Obligated Parties to, and each Obligated Party hereby agrees that it shall at its expense and upon request by Lender, assemble all or any part of the Collateral as directed by Lender and make it (along with any books and record pertaining thereto) available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, (d) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder or by any of the other Loan Documents by any available judicial or nonjudicial procedure, (e) sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at its office, on the premises of Borrower or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, (f) buy the Collateral, or any portion thereof, at (i) any public sale or (ii) at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, and/or (g) retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Lender is entitled to do so under the UCC or otherwise.

10.2         Sale of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable Law, any notice made shall be deemed reasonable if sent to Borrower, addressed as set forth in the signature page hereof, at least ten (10) days prior to (a) the date of any public sale, or (b) the time after which any such private sale or other disposition may be made. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable Law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or Lender may further postpone such sale by announcement made at such time and place. Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. Neither Lender’s compliance with any applicable Law in the conduct of any sale, or its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Lender may specifically disclaim any warranties of title or the like in connection with any sale of the Collateral. Each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted.

10.3         Non-Judicial Remedies. In granting Lender the power to enforce its Rights hereunder without prior judicial process or judicial hearing, each Obligated Party expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party’s option.

10.4         Sales on Credit. If Lender sells any of the Collateral upon credit, Borrower shall be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

10.5         Application of Funds/Proceeds. During the continuance of an Event of Default, Lender may apply any amounts received by Lender or held by Lender as Collateral or received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral, to the Obligations (or any part thereof) in such order and manner as Lender elects in its sole discretion.

10.6         Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, the Obligated Parties shall be jointly and severally liable for the deficiency, together with interest thereon as provided for in the Loan Documents.

10.7        Waivers/Other Recourse. Each Obligated Party waives (a) any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Obligations, or to have any third party joined with Borrower or any other Obligated Party in any suit arising out of the Obligations or any of the Loan Documents, or pursue any other remedy available to Lender; (b) any and all notice of acceptance of this Agreement; (c) any and all notice of the creation, modification, rearrangement, renewal or extension of the Obligations; (d) any and all notice of presentment, demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration with respect to the Obligations and notice of any other action; (e) to the fullest extent permitted by Law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its Property, against the enforcement and collection of the Obligations; and (f) any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Obligations shall have been indefeasibly paid and performed in full, the Obligated Parties shall have no right of subrogation against each other and each Obligated Party waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Each Obligated Party authorizes Lender, without notice or demand and without any reservation of rights against such Obligated Party and without affecting such party’s liability hereunder or on the Obligations, to (i) take or hold any other property of any type from any third party as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Obligations or security therefor, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

10.8         Obligated Parties’ Receipt of Proceeds. During the continuance of an Event of Default, all amounts and proceeds (including instruments and writings) received by any Obligated Party in respect of any of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other property of the Obligated Parties and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Obligations in accordance with the Loan Documents.

10.9         Use and Possession of Certain Premises. On and after the occurrence of an Event of Default, Lender shall be entitled to occupy and use any premises owned or leased by any Obligated Party where any of the Collateral or any records relating to the Collateral are located until the Obligations are Paid in Full or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Obligated Party for such use and occupancy.

10.10       License. Lender is hereby granted an irrevocable, nonexclusive license or other right to use, license, or sublicense, during the continuance of an Event of Default, without charge, each Grantor’s Intellectual Property, including labels, rights of use of any name, trade names, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral. During the continuance of an Event of Default, each Grantor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

10.11       Power of Attorney. Each Grantor hereby appoints Lender and Lender’s designee as such Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of and in the name of such Grantor from time to time during the continuance of an Event of Default to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of the Loan Documents, including: (a) to obtain and adjust insurance required by Lender hereunder; (b) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral; (c) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable Law or filing procedure; (d) to complete in such Grantor’s or Lender’s name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the Proceeds thereof; (e) (i) to demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of the Collateral, (ii) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Lender’s possession, and (iii) to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by Lender, have access to any lock box or postal box into which any of such Grantor’s mail is deposited, and open and dispose of all mail addressed to such Grantor; (f) to send requests for verification of any of such Grantor’s Accounts to customers or account debtors; (g) with respect to any Account that is Collateral of such Grantor, to (i) exercise and enforce all of such Grantor’s rights with respect to such Account, including, but not limited to demand payment on account thereof, enforce payment thereof by legal proceedings or otherwise, (ii) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (iii) settle, adjust, compromise, extend, renew, discharge or release an Account, (iv) take control in any manner of any item of payment or proceeds thereof; and (v) prepare, file and sign such Grantor’s name on any proof of claim in Bankruptcy or other similar document against an account debtor; (h) to the extent that any Grantor’s authorization otherwise provided herein is not sufficient, to execute (where applicable) and file such financing statements with respect to this Agreement, or to file a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate; (i) to act on such Grantor’s behalf as permitted by any of the Loan Documents; and (j) to do all acts and things which are necessary, in Lender’s sole discretion, (i) to fulfill any Grantor’s obligations or exercise Lender’s rights under the Loan Documents, or (ii) to carry out the terms and conditions of the Loan Documents. The rights granted by this Section 10.11 to Lender as power of attorney shall be in addition to and not in place of any other rights granted to Lender herein or in any of the other Loan Documents. This power, being coupled with an interest, is irrevocable until the Obligations have been Paid in Full.

10.12       Appointment of Receiver. During the continuance of an Event of Default, Lender shall be entitled to exercise the right to appoint or seek appointment of a receiver, custodian, or trustee of Borrower or any of the Collateral pursuant to an order by any Governmental Authority, and each Obligated Party consents to such appointment and shall not oppose Lender’s efforts to obtain such receiver, custodian, or trustee.

10.13       Diminution in Collateral Value. Lender does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

10.14       Lender Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the Right to exercise control over the affairs and/or management of Borrower or Quail Tools, the power of Lender being limited to the Right to exercise the remedies provided in this Article; provided however, if Lender becomes the owner of any ownership interest of any Person, whether through foreclosure or otherwise, Lender shall be entitled to exercise such Rights as it may have by virtue of being an owner of such Person.

10.15       Equitable Relief. Each Obligated Party recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Each Obligated Party therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

10.16       Waivers. The acceptance of Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Lender of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Lender. No delay or omission by Lender in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

10.17       Record Ownership of Securities. During the continuance of an Event of Default, Lender at any time may have any Collateral that is Pledged Equity Interests and that is in the possession of Lender, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Lender.

10.18       Investment Related Property. Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities Laws, with respect to any Investment Property that is Collateral, Lender may be compelled, with respect to any sale of all or any part of such Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities Laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. The Obligated Parties acknowledge that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Obligated Party agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would, or should, agree to so register it. If Lender determines to exercise its right to sell any or all of the Investment Property, upon written request, the applicable Obligated Party shall and shall cause each issuer of any Pledged Equity Interests to be sold hereunder to furnish to Lender all such information as Lender may request in order to determine the number and nature of interest, shares or other Instruments included in the Investment Property which may be sold by Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Property on credit or for future delivery, such Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Lender, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at Law or in equity to foreclose security interests created hereunder and sell such Investment Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

10.19       Cumulative Rights. All Rights available to Lender hereunder shall be cumulative of and in addition to all other Rights granted to Lender under the other Loan Documents, or at Law or in equity, whether or not the Obligations be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents. The exercise of one or more of such Rights shall not prejudice or impair the concurrent or subsequent exercise of any other Rights.

Article 11

MISCELLANEOUS

11.1         Expenses. Borrower hereby agrees to pay (a) all reasonable and documented out-of-pocket costs and expenses of Lender in connection with any Default, the enforcement of any Loan Document or any right or remedy thereunder or other realization upon any Collateral, or any litigation, dispute, suit, proceeding or action arising from or related to any Loan Document, including court costs and the fees and expenses of legal counsel, advisors, consultants and experts for Lender and (b) the protection of its interests in bankruptcy, insolvency or other legal proceedings or in any workout or restructuring. Any amount to be paid under this Section 11.1 shall be a demand obligation owing by Borrower and if not paid within thirty (30) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at the Default Interest Rate.

11.2         INDEMNIFICATION. EACH OBLIGATED PARTY SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND ITS AND THEIR RESPECTIVE principals, directors, officers, employees, representatives, agents and third party advisors (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDIVIDUALLY AN “INDEMNIFIED PARTY;” it being understood that any shareholder of Lender or any shareholder of an Affiliate of lender Shall not be an Indemnified party) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND reasonable and documented out-of-pocket EXPENSES (INCLUDING reasonable and documented out-of-pocket ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT (regardless of whether such Indemnified Party is a party thereto (and regardless of whether such claims are initiated by a third party, the Obligated Parties or any Affiliates thereof)) WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY OF THE LOAN DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) ANY ACTION TAKEN OR NOT TAKEN BY LENDER (OR ANY TRUSTEE UNDER ANY SECURITY DOCUMENT) THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE LOAN DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE LOAN DOCUMENTS OR AT LAW OR IN EQUITY, (e) ANY DISPUTE AMONG OR BETWEEN ANY OF THE OBLIGATED PARTIES OR BETWEEN OR AMONG ANY PARTNERS, VENTURERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES OF BORROWER IF BORROWER IS A GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, ASSOCIATION, TRUST, OR OTHER BUSINESS ENTITY, (f) [RESERVED], OR (g) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING WHETHER BROUGHT OR INITIATED BY A THIRD PARTY OR BY BORROWER OR ANY OTHER OBLIGATED PARTY; provided that such indemnification shall not, as to any Indemnified Party, be available to the extent that such claim (i) is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence, willful misconduct or bad faith of such Indemnified Party, (ii) is solely related to the Quail Acquisition and is unrelated to the Loan, (iii) is governed by the dispute resolution PROVISIONS in the Purchase Agreement, (iv) is for any cost and expense incurred in connection with the negotiation and documentation (as opposed to the enforcement) of the Loan Documents or (v) is directly related to an action or proceeding by or on behalf of any shareholder of an Indemnified Party. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES.

LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING (BUT LIMITED TO ONE COUNSEL FOR ALL INDEMNIFIED PARTIES AND, IF REASONABLY NECESSARY OR ADVISABLE, ONE LOCAL COUNSEL FOR ALL INDEMNIFIED PARTIES IN EACH APPLICABLE JURISDICTION AND, SOLELY IN THE CASE OF ACTUAL OR POTENTIAL CONFLICTS OF INTEREST, ONE ADDITIONAL COUNSEL IN EACH APPLICABLE JURISDICTION FOR THE AFFECTED INDEMNIFIED PARTY SIMILARLY SITUATED TAKEN AS A WHOLE) TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE LENDER FOR THE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER OR ANY OF THE OTHER THE INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN THIRTY (30) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE OBLIGATIONS, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN ANY LOAN DOCUMENT.

11.3         Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (including any claim for loss of profits, revenue or business) suffered or incurred by Borrower or any other Obligated Party, however caused and based on any theory of liability in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement thereof. Borrower, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement of this Agreement or any of the other Loan Documents.

11.4         Lender Not Fiduciary. The relationship between Borrower and each other Obligated Party on the one hand, and Lender on the other hand, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligated Party or any direct or indirect owner, officer, manager, director, officer, employee or representative thereof, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and each other Obligated Party on the one hand and Lender on the other hand to be other than that of debtor and creditor. Borrower and Lender are not partners or joint venturers.

11.5         Equitable Relief. Each Obligated Party recognizes that in the event Borrower or any other Obligated Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Each Obligated Party therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.6         Cumulative Remedies. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.

11.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Obligated Parties, Lender and their respective successors and permitted assigns, except that (a) no Obligated Party may assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender (and any attempted assignment or transfer by an Obligated Party without such consent shall be null and void) and (b) Lender may not assign or transfer its rights, duties or obligations under this Agreement or the other Loan Documents at any time prior to the ninetieth (90th) day after the Closing Date. No term or provision of this Agreement shall inure to the benefit of any Person other than the Obligated Parties and Lender and their respective successors and permitted assigns; consequently, no Person other than the Obligated Parties and Lender and their respective successors and permitted assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of an Obligated Party or Lender to perform, observe, or comply with any such term or provision.

11.8        Survival. All covenants, representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Notwithstanding anything contained herein to the contrary and without prejudice to the survival of any other obligation of any Obligated Party hereunder, the obligations of Borrower under Sections 11.1, 11.2, and 11.3 shall survive the termination of this Agreement and the full repayment and satisfaction of the Obligations.

11.9         Amendment. Except as provided in an express provision of this Agreement or other Loan Document, as applicable, the provisions of this Agreement or any other Loan Document (except to the extent otherwise expressly provided therein, if applicable) may be amended or waived only by an instrument in writing signed by the parties hereto or thereto; provided, however, that no Guarantor consent shall be required for any amendment to this Agreement save and except for any amendment to Article 4 hereof that would impact such Guarantor or its assets. Additional Persons may join this Agreement as additional Borrowers or Guarantors hereunder and become bound by the terms hereof by executing such joinder documentation as such Person and Lender may mutually agree without the need for consent or execution by any other party hereto.

11.10       Notices.

(a)            All notices and other communications provided for hereunder shall be in writing and mailed or delivered, to the address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (i) actual receipt by the intended recipient or (ii)(A) if delivered by hand or courier, when signed for by the designated recipient; (B) if delivered by mail, three (3) Business Days after deposit in the mail, postage prepaid; (C) if delivered by nationally recognized courier (e.g., Federal Express or UPS), when delivered according to the records of such courier; and (D) if delivered by e-mail, as described below; provided, however, that notices and other communications pursuant to Section 2 shall not be effective until actually received by Lender.

(b)            Notices and other communications to Lender and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender. Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such e-mail or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

11.11       Governing Law; Venue; Service of Process. This Agreement AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY BREACH THEREOF, OR ANY OTHER DISPUTE BETWEEN OR AMONG LENDER AND ANY OF THE OBLIGATED PARTIES (whether in contract, tort or otherwise) RELATED TO THE LOAN DOCUMENTS shall be governed by and construed in accordance with the laws of the State of NEW YORK. This Agreement has been entered into in NEW YORK COUNTY, NEW YORK, and is performable for all purposes in NEW YORK COUNTY, NEW YORK. The parties hereby agree that any lawsuit, action, or proceeding that is brought (whether in contract, tort or otherwise) arising out of or relating to any of the Loan Documents, or the actS, conduct, OR OMISSIONs of Lender OR ANY OF ITS AGENTS, SUCCESSORS OR ASSIGNS OR OF ANY OF THE OBLIGATED PARTIES in the negotiation, administration or enforcement of any of the Loan Documents shall be brought in a state or federal court of competent jurisdiction located in THE U.S. District Court for the Southern District of New York located in New York County, New York or, solely if such U.S. District Court for the Southern District of New York declines jurisdiction, in any state district court located in New York County, New York. Borrower and each other obligated party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection it may now or hereafter have as to the venue of any such lawsuit, action, or proceeding brought in any such court, and (c) further waives any claim that it may now or hereafter have that any such court is an inconvenient forum. Each of the parties hereto agree that service of process upon it may be made by certified or registered mail, return receipt requested at the address for notices REFERENCED in Section 11.11 hereof.

11.12       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.13       Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or such other Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

11.14       Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

11.15       Construction. Each Obligated Party and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

11.16       Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

11.17       WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. LENDER AND EACH OBLIGATED PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY OBLIGATED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.17.

11.18       Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any other Obligated Party is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, or other Laws of general application relating to the enforcement of creditors’ rights or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. The provisions of this Section 11.20 shall survive the Payment in Full of the Obligations and the termination of this Agreement.

11.19       Lender’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Lender. Each provision for consent, approval, inspection, review, or verification by Lender is for Lender’s own purposes and benefit only.

11.20       Carveout Financials. Lender shall use commercially reasonable efforts to cause its auditor (to be a nationally recognized firm) to deliver a customary consent letter with respect to the Carveout Financials (as defined in the Purchase Agreement) as may be reasonably necessary to assist the Obligated Parties in obtaining a customary comfort letter (similar in form and substance to comfort letters for similar transactions to the Refinancing) from the Obligated Parties’ auditor with respect to the Carveout Financials.

11.21       Electronic Execution of Loan Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement or any other Loan Document or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature from any party hereto, Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

11.22       NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder Of Page Intentionally Left Blank;
Signature Page Follows]

EXECUTED to be effective as of the date first written above.

BORROWER:

COVEY HOLDINGS, LLC

By:	/s/ Kyle O’Neill
	Print:	Kyle O’Neill
	Title:	President

Address for Notices:

1001 Louisiana Street, Suite 2900
Houston, Texas 77002
Attention: Joanna Clark, Deputy General Counsel
Email: joanna.clark@superiorenergy.com

Signature Page to
Seller Note and Security Agreement

GUARANTORS:

Superior Energy Services, Inc.

By:	/s/ Kyle O’Neill
	Print:	Kyle O’Neill
	Title:	Chief Financial Officer

Address for Notices:

1001 Louisiana Street, Suite 2900
Houston, Texas 77002
Attention: Joanna Clark, Deputy General Counsel
Email: joanna.clark@superiorenergy.com

QUAIL TOOLS, LLC

By:	/s/ Kyle O’Neill
	Print:	Kyle O’Neill
	Title:	President

Address for Notices:

1001 Louisiana Street, Suite 2900
Houston, Texas 77002
Attention: Joanna Clark, Deputy General Counsel
Email: joanna.clark@superiorenergy.com

Signature Page to
Seller Note and Security Agreement

LENDER:

PD ITS, LLC

By:	/s/ Michael Csizmadia
	Print:	Mike Csizmadia
	Title:	Senior Vice President and General Counsel

Address for Notices:

515 West Greens Rd.
Houston, TX 77067
Attention: Mike Csizmadia
Email: Mike.csizmadia@Nabors.com

Signature Page to
Seller Note and Security Agreement

EXHIBIT A

DEFINITIONS

As used in this Agreement and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the terms set forth in will have the meanings given such terms in this Exhibit A or in the provision, Section or recital referred to below.

“Account” means any “account,” as such term is defined in Article 9 of the UCC and, in any event, shall include each of the following: (a) all rights to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable, (c) all rights to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held to secure any of the foregoing, and (e) all guaranties of, or indemnifications with respect to, any of the foregoing (in each case regardless of whether characterized as an “account” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Acquisition” means the acquisition by any Person directly or indirectly of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person, (c) all or substantially all of a business unit or line of business of another Person, or (d) Control of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with such Person; provided, however, in no event shall Lender or any of its subsidiaries or affiliates be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all Schedules attached or otherwise identified therewith.

“Applicable Rate” means for the Loan as of any day, the rate per annum equal to (i) 7.50% for the first 180 days following the Closing Date and (ii) 10% at all times thereafter.

“Asset Sale” has the meaning set forth in Section 3.2(b)(ii).

“Assigned Contracts” means, collectively, all of Quail Tools’ rights and remedies under, and all moneys and claims for money due or to become due to Quail Tools under all contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of Quail Tools now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.7.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Houston, Texas, are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

“Change of Control” means an event or series of events by which:

(a)           Holdings no longer directly or indirectly Controls Borrower and Quail Tools;

(b)          direct or indirect Control of Holdings is acquired by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) that does not have such Control on the Closing Date;

(c)           SESI Holdings, Inc., a Delaware corporation, shall cease for any reason to directly or indirectly own 100% of the Equity Interests of Borrower; or

(d)           Borrower shall cease for any reason to have record and beneficial ownership of 100% of the Equity Interests of Quail Tools.

“Closing Date” means the first date all the conditions precedent set forth in Article 5 are satisfied or have been waived by Lender.

“Collateral” means (x) the Pledged Equity Interests held by Borrower in Quail Tools and (y) any and all Property owned or leased by Quail Tools covered by this Agreement or any of the Security Documents and any and all other Property of Quail Tools, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of Lender, on behalf of the Secured Parties, to secure the Obligations. The Collateral specifically includes:

(i)             all right, title and interest of Quail Tools in, to and under each of the following: all (a) Accounts; (b) Chattel Paper; (c) Intellectual Property; (d) documents; (e) Equipment; (f) Fixtures; (g) General Intangibles; (h) Goods; (i) Instruments; (j) Inventory; (k) Investment Property; (l) cash and cash equivalents; (m) letters of credit, Letter of Credit Rights and supporting obligations; (n) Deposit Accounts, securities accounts and commodity accounts; (o) Assigned Contracts; (p) securities; (q) Commercial Tort Claims; and (r) hedge agreements;

(ii)             the Pledged Equity Interests held by Borrower in Quail Tools; and

(iii)            all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing.

“Constituent Documents” means (a) in the case of a corporation, its Articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its Articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. As used in Section 6.8, Section 7.11 and Section 9.5, “Control” shall have the meaning set forth in Sections 7.106, 8.106, 9.104, 9.105, 9.106, or 9.107 of the UCC, as applicable.

“Debt” means, of any Person as of any date of determination (without duplication):  (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Finance Lease Obligations of such Person; (e) all indebtedness of others Guaranteed by such Person; (f) all indebtedness for borrowed money secured by a Lien existing on Property owned by such Person, whether or not the indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person; (g) any other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Finance Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all hedge obligations of such Person; and (n) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” as of any day means a rate per annum equal to the Applicable Rate on such day plus two percent (2%); provided that, if the Obligations are not Paid in Full on the Maturity Date, then the Default Interest Rate will continue to increase by an additional 1.00% for each month thereafter that the Obligations are not Paid in Full. Notwithstanding anything to the contrary herein, at no time shall the unpaid principal amount of the Loan bear interest at a rate per annum that exceeds the lesser of (i) 20% and (ii) the Maximum Rate.

“Deposit Account” means any “deposit account”, as such term is defined in Article 9 of the UCC, including those deposit accounts identified on Schedule 6.8, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein. (in each case, regardless of whether characterized as “deposit account” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Dollars” and “$” mean lawful money of the United States of America.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environmental Laws” means any and all federal, state, and local Laws, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.

“Equipment” means (a) any “equipment”, as such term is defined in Article 9 of the UCC; (b) all machinery, equipment, furnishings, Fixtures and vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as “equipment” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Equity Interests” means, as to any Person, (a) all shares of capital stock of, membership or partnership (whether general, limited, limited liability or any other subcategory) interests, or other ownership or profit interests, in such Person, (b) all warrants, options or other rights for the purchase or acquisition from such Person of any interest described in clause (a) preceding in such Person, (c) all securities convertible into or exchangeable for any interest described in clause (a) or clause (b) preceding in such Person, (d) all other ownership or profit interests in such Person, whether voting or nonvoting, (e) all right, title, and interest to any and all distributions, issues, profits, and shares payable or distributable by such Person in respect of any of the foregoing interests, (f) all dividends, distributions, cash, warrants, rights, options, Instruments, securities, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of any interest described in any of the preceding clauses and (g) all rights under the Constituent Documents relating to such Person (including rights in respect of voting, consent, control, management and/or the power to amend or waive provisions of such Constituent Documents or to compel performance thereunder).

“Event of Default” has the meaning set forth in Section 9.1.

“Event of Loss” has the meaning set forth in Section 3.2(b)(i).

“Existing Revolver” means that certain Amended and Restated Credit Agreement, dated as of December 6, 2023 (as amended, restated, refinanced, supplemented or otherwise modified from time to time), by and among SESI Borrower, Holdings, Superior MidCo, Inc., a Delaware Corporation, SESI Holdings, Inc., a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

“Finance Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that is or should be classified as a finance lease on the balance sheet of such Person in accordance with GAAP; provided, however, that for purposes of calculations made hereunder, GAAP will be deemed to treat leases in a manner consistent with its treatment under GAAP applicable to private companies for fiscal years beginning prior to December 15, 2019, notwithstanding any modifications or interpretative changes thereto that may occur. For the avoidance of doubt, any lease that would be characterized as an operating lease in accordance with GAAP applicable to private companies for fiscal years beginning prior to December 15, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a finance lease) for purposes of this Agreement regardless of any change in GAAP applicable to private companies for fiscal years beginning after December 15, 2019 that would otherwise require such lease to be re-characterized as a finance lease.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“General Intangibles” means: (a) any “general intangibles”, as such term is defined in Article 9 of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all tax refunds and tax refund claims, all licenses, permits, concessions and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a security, all material agreements, and all Intellectual Property (in each case, regardless of whether characterized as “general intangibles” under the UCC).

“Goods” means: (a) “goods”, as that term is defined in Section 9.102(a)(44) of the UCC; (b) all Inventory; and (c) all Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Grantor” is defined in Section 4.1.

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations, and “Guarantor” means any one of the Guarantors. As of the Closing Date, Quail Tools and Holdings are the Guarantors.

“Guaranty” means a written guaranty of each Guarantor in favor of Lender, in form and substance satisfactory to Lender.

“Holdings” has the meaning set forth in the introductory paragraph hereto.

“Intellectual Property” means (i) all copyrights, patents, trademarks, trade secrets and other types of intellectual property, in whatever form, now owned or hereafter acquired, (ii) all applications for, licenses of and/or renewals of any of the foregoing, (iii) any and all agreements providing for the granting of any right in or to any of the foregoing, (iv) all goodwill of the business connected with the use of any of the foregoing, (v) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, and (vi) the right to sue for past, present and future infringements of any of the foregoing.

“Inventory” means: (a) any “inventory”, as such term is defined by Article 9 of the UCC; (b) all wrapping, packaging, advertising, and shipping materials related to the foregoing; (c) all goods that have been returned, repossessed, or stopped in transit; (d) all contracts and Documents related to any of the foregoing and documents of title evidencing or representing any part thereof; (e) all computer programs embedded in any goods; and (f) all additions, accessions, products, and Proceeds of any of the foregoing, including insurance proceeds payable by reason of loss or damage to any Inventory (in each case, regardless of whether characterized as “inventory” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means the Person identified as such in the introductory paragraph hereto and includes its successors and permitted assigns.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including any conditional sale or title retention agreement or the filing of any financing statement), whether arising by contract, operation of law, or otherwise.

“Loan” has the meaning set forth in Section 2.1(a).

“Loan Documents” means this Agreement, the Security Documents, each Guaranty, and all other promissory notes, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.

“Material Adverse Effect” means any act, event, condition, or circumstance which would reasonably be expected to materially and adversely affect:  (a) the operations, business, properties, financial condition of the Obligated Parties, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party; or (d)  the rights of or remedies or benefits available to Lender under any of the Loan Documents, in each case of clauses (c) and (d), other than as a result of any action or inaction on the part of the Lender.

“Maturity Date” means 11:00 a.m. on May 20, 2026.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable New York Law (or applicable United States federal Law to the extent that such Law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under New York Law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. Notwithstanding anything to the contrary herein, at no time shall the unpaid principal amount of the Loan bear interest at a rate per annum that exceeds the lesser of (i) 20% and (ii) the Maximum Rate.

“Net Cash Proceeds” means:

(a)           with respect to any Event of Loss after the date hereof, the cash insurance proceeds, condemnation awards and other compensation payable by reason of theft, loss, physical destruction or damage, taking or other similar events with respect to any of Borrower’s or Quail Tools’ respective property received by, or on behalf of, Borrower or Quail Tools, in respect thereof, net of business interruption insurance proceeds and all customary costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Event of Loss (including, in respect of any such Event of Loss, transfer and similar taxes (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds));

(b)           with respect to any Asset Sale after the date hereof, the proceeds of such sale, assignment, lease, conveyance, transfer or other disposition by Borrower or Quail Tools (whether in one or a series of transactions) outside of the ordinary course of any of its assets, business or other properties (including Equity Interests) after the date hereof, in the form of cash, cash equivalents and securities received by Borrower or Quail Tools, net of, without duplication, (i) customary fees and expenses (including brokers’ fees or commissions, discounts, legal, accounting and other professional and transactional fees, transfer and similar taxes) paid or payable to any Person; (ii) amounts provided as a reserve, in accordance with GAAP, against (x) liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale, (y) any other liabilities retained or payable by Borrower or Quail Tools associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) or (z) any portion of the proceeds of any Asset Sale that is deposited in an escrow account pursuant to the documentation relating to such Asset Sale; and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Debt assumed by the purchaser of such properties); and

(c)            with respect to any issuance of Debt after the date hereof, the cash proceeds thereof, net of taxes (including taxes payable upon repatriation of the proceeds to the Obligated Parties), customary fees, commissions, costs and other expenses incurred in connection therewith paid or payable to any Person.

“Obligated Party” means Borrower and each Guarantor.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower and each Guarantor to Lender, or both, now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, in each case arising under this Agreement and the other Loan Documents, and all interest accruing on any of the foregoing (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof that are payable pursuant to this Agreement and the other Loan Documents.

“OFAC” means the United States Treasury Department’s Office of Foreign Assets Control.

“Paid in Full” or “Payment in Full” means the payment in full in cash of all Obligations (other than contingent obligations for which no claim has been made).

“Payment Date” means (a) the fifteenth (15th) day of each calendar month commencing with the first such date following the Closing Date, and (b) with respect to the Loan, upon maturity thereof (whether stated or by acceleration).

“Permitted Liens” means (a) banker’s Liens, rights of setoff or similar rights and remedies arising in the ordinary course of business as to deposit or securities accounts or other funds maintained with depositary institutions or arising as a matter of law; (b) Liens for taxes, assessments or other governmental charges not delinquent or being properly contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, letters of credit and appeal bonds and other obligations of like nature arising in the ordinary course of business; (e) Liens arising by virtue of the rendition, entry or issuance against any Obligated Party or any Subsidiary, or any property of any Obligated Party or any Subsidiary, of any judgment, writ, order or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 9 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s, landlord’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being properly contested; (g) Liens upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such acquisition is made in accordance with this Agreement and such Lien shall not encumber any other property of any Grantor; (h) other Liens incidental to the conduct of any Obligated Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and were incurred in the ordinary course of business consistent with past practice, and which do not in the aggregate materially detract from Lenders’ rights in and to the Collateral or the value of any Grantor’s property or assets or which do not materially impair the use thereof in the operation of any Grantor’s business; (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the ordinary course of business of the Obligated Parties; (j) Liens in favor of the Lender pursuant to the Security Documents; (k) Liens on the assets of Quail Tools existing on the Closing Date immediately prior to the Quail Acquisition; and (l) Liens arising from precautionary UCC financing statements regarding operating leases, consignments or other similar arrangements.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Pledged Equity Interests” means all Equity Interests owned by Borrower in Quail Tools and any other Person, and all certificates (if any) representing such Equity Interests, as such interests may be increased from time to time.

“Principal Office” means the principal office of Lender, presently located at 515 West Greens Rd., Houston, Texas 77067.

“Proceeds” means any “proceeds,” as such term is defined in Article 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral (in each case regardless of whether characterized as “proceeds” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Refinancing” has the meaning set forth in Section 7.1(b).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of Borrower or another Obligated Party, as applicable, or any Person properly designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligated Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligated Party.

“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest of Borrower or Quail Tools, (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in Borrower or Quail Tools or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof) or (c) any management or similar fees.

“Right” mean any right, remedy, power, and privilege exercisable by Lender under any of the Loan Documents, at Law, equity, or otherwise.

“Secured Parties” means the collective reference to Lender and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of this Agreement and the Security Documents.

“Security Documents” means each and every security agreement, pledge agreement, account control agreement, UCC filing, or other collateral security agreement delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure the payment or performance of the Obligations or any portion thereof.

“SESI Borrower” means SESI, L.L.C., a Delaware limited liability company.

“Solvent” means, with respect to any Person, as of any date of determination, that (a) the present fair value of the assets on a going concern basis of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including reasonable values of disputed, contingent and unliquidated liabilities) of such Person as of such date, (b) the present fair saleable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability on such Person’s debts as they become absolute and matured, (c) such Person is able to realize upon their assets and generally pay their debts and other liabilities (including reasonable values of disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their assets would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which at least 50% of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“U.S.” or “United States” means the United States of America.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in any event, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar Law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or other similar Law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

ANNEX A

FORM OF SOLVENCY CERTIFICATE

[________], 2025

This Solvency Certificate (this “Certificate”) is being executed and delivered pursuant to that certain Seller Note and Security Agreement, dated as of August 20, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Covey Holdings, LLC, a Delaware limited liability company (the “Borrower”) and PD ITS, LLC, a Delaware limited liability company (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

The undersigned, solely in the undersigned’s capacity as [____] of the Borrower and not in any individual capacity, hereby certifies that, immediately after giving effect to the Agreement on the Closing Date and the consummation of the Quail Acquisition on the Closing Date, with respect to Borrower:

(a)            the present fair value of their assets on a going concern basis is greater than the amount of their liabilities (including reasonable values of disputed, contingent and unliquidated liabilities);

(b)            the present fair saleable value of their assets on a going concern basis is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured;

(c)            they are able to realize upon their assets and generally pay their debts and other liabilities (including reasonable values of disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

(d)            they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature; and

(e)            they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their assets would constitute unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

COVEY HOLDINGS, LLC

By:
Name:
Title:

SCHEDULE 6.8

INVESTMENT PROPERTY

Pledged Equity Interests:

Pledgor	Issuer	Certificate No.	No. of Units / Ownership Percentage
Covey Holdings, LLC	Quail Tools, LLC	4	50 units / 50%
Covey Holdings, LLC	Quail Tools, LLC	5	50 units / 50%

Deposit Accounts of Quail Tools:

Bank	Account Number	Account Type
Hancock Whitney Bank	0048618267	AR
Hancock Whitney Bank	0048618267-001	Sweep Investment
Hancock Whitney Bank	0048618399	Payroll
Hancock Whitney Bank	0060274712	AP